FILED
NOV 12 1993
GEORGE H. RYAN
SECRETARY OF STATE

11-12-93
25-
75
100

IP HOLDING COMPANY
ARTICLES OF INCORPORATION

ARTICLE ONE — The name of the corporation is IP Holding Company.

ARTICLE TWO — The name and address of the registered agent and its registered office are:

Registered Agent: Leah Manning Stetzner

Registered Office: 500 South 27th Street
Decatur, Illinois 62525-1805
Macon County

ARTICLE THREE — The purpose or purposes for which the corporation is organized are to transact any or all lawful businesses for which corporations may be incorporated under the Business Corporation Act of 1983, as amended from time to time.

ARTICLE FOUR — Paragraph 1. The number of shares which the corporation is authorized to issue is 200,000,000 shares of Common Stock without par value.

Paragraph 2. Initially, the corporation proposes to issue 100 shares of Common Stock in exchange for an aggregate consideration of $1,000.

Paragraph 3. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote and to cumulative voting in all elections of directors by vote of shareholders.

ARTICLE FIVE — Each person who is or was or had agreed to become a director or officer of the corporation, and each person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the corporation as an employee or agent of the corporation or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the Business Corporation Act of the State of Illinois or any other applicable laws as presently or hereafter in effect. Without limiting the generality of the foregoing, the corporation may enter into one or more agreements

EXPEDITED
NOV 12 1993
SECRETARY OF STATE

PAID
NOV 15 1993

5755-333-2

corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this ARTICLE FIVE. Any repeal or modification of this ARTICLE FIVE shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

ARTICLE SIX The undersigned incorporator hereby declares, under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated November 12, 1993.

Robert P. Freeman, Esq.
Sidley & Austin
One First National Plaza
Chicago, IL 60603

RPF93017.SEC

Form **BCA-10.30**
(Rev. Jan. 1991)

ARTICLES OF AMENDMENT

File # 5755 333-2

George H. Ryan
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-6961

Remit payment in check or money order, payable to "Secretary of State."

FILED
FEB 7 1994
GEORGE H. RYAN
SECRETARY OF STATE

PAID
FEB 7 1994

SUBMIT IN DUPLICATE

This space for use by Secretary of State

Date 2-7-94

Franchise Tax $

Filing Fee $ 25.

Penalty $

Approved:

1. CORPORATE NAME: IP Holding Company

(Note 1)

2. MANNER OF ADOPTION:

The following amendment of the Articles of Incorporation was adopted on January 26, 19 94 in the manner indicated below. ("X" one box only)

☐ By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected, or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

(Note 2)

☐ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued by shareholder action not being required for the adoption of the amendment;

(Note 3)

☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

(Note 4)

☐ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

(Note 4)

☒ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on the amendment.

(Note 4)

(INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is RESOLVED, that the Articles of Incorporation be amended to read as follows:)

Illinova Corporation
(NEW NAME)

EXPEDITED
FEB 7 1994
SECRETARY OF STATE

All changes other than name, include on page 2
(over)

Resolution

ARTICLE FIVE

Paragraph 1. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Business Corporation Act of the State of Illinois, or (iv) for any transaction from which the director derived an improper personal benefit. If the Business Corporation Act of the State of Illinois is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the full extent permitted by the Business Corporation Act of the State of Illinois, as so amended. Any repeal or modification of this Paragraph 1 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Paragraph 2. Each person who is or was or had agreed to become a director or officer of the corporation, and each person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the corporation as an employee or agent of the corporation or as a director, officer, employee, or agent, trustee or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the Business Corporation Act of the State of Illinois or any other applicable laws as presently or hereafter in effect. Without limiting the generality of the foregoing, the corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Paragraph 2. Any repeal or modification of this Paragraph 2 shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

3. The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or affected by this amendment, is as follows: *(If not applicable, insert "No change")*

no change

4. (a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: *(If not applicable, insert "No change")*

no change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: *(If not applicable, insert "No change")*

no change

	Before Amendment	After Amendment
Paid-in Capital	$________	$________

(Complete either Item 5 or 6 below)

5. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated January 26, 19 94

IP Holding Company
(Exact Name of Corporation)

attested by ____________________
(Signature of Secretary or Assistant Secretary)

Leah Manning Stetzner, Secy.
(Type or Print Name and Title)

by ____________________
(Signature of President or Vice President)

Larry D. Haab, President and CEO
(Type or Print Name and Title)

6. If amendment is authorized by the incorporators, the incorporators must sign below.

OR

If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated ____________________, 19 ____

____________________ ____________________

____________________ ____________________

____________________ ____________________

____________________ ____________________

Form **BCA-1.15** (Rev. Jan. 1991)

STATEMENT OF CORRECTION

File # 5755-333-2

SUBMIT IN DUPLICATE

George H. Ryan
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 785-2237

PAID
MAR 15 1995

FILED
MAR 15 1995
GEORGE H. RYAN
SECRETARY OF STATE

This space for use by Secretary of State
Date 3-15-95
License Fee $
Franchise Tax $
Filing Fee $ 25.00
Penalty $
Interest $
Approved: 5X

Remit payment in check or money order, payable to Secretary of State.

1. CORPORATE NAME: ILLINOVA CORPORATION (formerly named "IP Holding Company")

2. STATE OR COUNTRY OF INCORPORATION: Illinois

3. Title of document to be corrected: Articles of Incorporation

4. Date erroneous document was filed by Secretary of State: November 12, 1993

5. Inaccuracy, error or defect:
(Briefly identify the error and explain how it occurred. Use reverse side or add one or more sheets of this size if necessary.)

Article Six was inadvertently omitted from the Articles of Incorporation, and Article Seven was inadvertently titled Article Six

93
033908

6. Corrected portion(s) of the document in corrected form:
(If there is not sufficient space to cover this point, use reverse side or add one or more sheets of this size.)

ARTICLE SIX:
(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $1,462,100,000
(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $ 37,500,000
(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $ 12,500,000
(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $ 12,500,000

ARTICLE SEVEN: The undersigned incorporator hereby declares, under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

7. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated March 14, 1995

ILLINOVA CORPORATION
(Exact Name of Corporation)

attested by [signature]
(Signature of Secretary or Assistant Secretary)
LEAH MANNING STETZNER
General Counsel & Corporate Secretary
(Type or Print Name and Title)

by [signature]
(Signature of President or Vice President)
LARRY D. HAAB
Chairman, President & Chief Executive Officer
(Type or Print Name and Title)

C-199.4